Exhibit 10.35

Via Overnight Mail and Email

Elan Drug Delivery, Inc.

3000 Horizon Drive

King of Prussia, PA 19406

Attn:	James L. Botkin, President and Chief Executive Officer

MAP Pharmaceuticals, Inc.

2400 Bayshore Parkway, Suite 200

Mountain View, CA 94043

Attn:	Timothy S. Nelson, President and Chief Executive Officer

Re:	Second Amendment to Services Agreement

Dear Mr. Botkin and Mr. Nelson:

Reference is made to that certain Services Agreement, dated as of February 3, 2005, by and between Elan Drug Delivery, Inc. (“EDDI”) and MAP Pharmaceuticals, Inc. (“MAP”), as amended by that certain First Amendment thereto, dated December 18, 2008, by and between EDDI and MAP and, with respect to which amendment AstraZeneca AB is a party to the extent set forth in Section 7 thereof (such agreement, as amended, the “Services Agreement”).

Pursuant to Clause 10.5A of the Services Agreement, AstraZeneca AB and EDDI are required to [***] contemplated in such Clause by [***]. AstraZeneca AB and EDDI are in the process of [***], and desire to amend the Services Agreement to [***].

EDDI, MAP, and AstraZeneca AB hereby agree as follows:

1. The final sentence in Clause 10.5A of the Services Agreement is hereby amended to read as follows:

“EPIL and the Sublicense Counter Party shall [***] on or before [***].”

[*] = Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. This letter agreement and the rights and obligations of EDDI, MAP, and AstraZeneca AB hereunder shall be governed by and construed under the laws of the State of New York, without regard to its choice of laws provisions. This letter agreement and the Services Agreement constitute the entire agreement between EDDI, MAP, and AstraZeneca AB with respect to the subject matter hereof and all prior agreements with respect thereto are superseded hereby. No amendment or modification hereto shall be binding unless in writing and duly executed by the authorized representatives of EDDI, MAP, and AstraZeneca AB. This letter agreement may be executed in one or more counterpart copies, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement.

Please sign and date this letter agreement in the space provided below to confirm the mutual agreements set forth herein.

Very truly yours,

ASTRAZENECA AB (publ)

By:	[***]
Name:	[***]
Title:	Authorised Signatory

Date:	16 February, 2009

Accepted and agreed as of the date written below:

ELAN DRUG DELIVERY, INC.

By:	/s/ James L. Botkin
Name:	James L. Botkin
Title:	President & CEO

Date:	17 Feb 2009

Accepted and agreed as of the date written below:

MAP PHARMACEUTICALS, INC.

By:	/s/ Timothy S. Nelson
Name:	Timothy S. Nelson
Title:	President & CEO

Date:	February 13, 2009

[*] = Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.